Exhibit 99.1
SentinelOne Announces Third Quarter Fiscal Year 2022 Financial Results
Revenue increased 128% year-over-year
ARR up 131% year-over-year

MOUNTAIN VIEW, Calif. - December 7, 2021 - SentinelOne, Inc. (NYSE: S) today announced financial results for the third quarter of fiscal year 2022 ended October 31, 2021.

“Customers continue to choose Singularity XDR because of our protection, detection, response, and automation capabilities. Our business is performing extremely well. Q3 marks the third consecutive quarter of triple digit ARR growth,” said Tomer Weingarten, CEO of SentinelOne. “We continued to make progress across all aspects of our growth strategy outlined during the IPO.”
“Our ARR growth accelerated to 131% year-over-year as we delivered ARR of $237 million,” said Dave Bernhardt, CFO of SentinelOne. “The strength was broad based, including new and existing customers as well as large and mid-sized enterprises.”
Letter to Shareholders
We have also published a letter to shareholders on the Investor Relations section of our website at investors.sentinelone.com. The letter provides further discussion of our results for the third quarter of fiscal year 2022 as well as our full fiscal year 2022 financial outlook.
Third Quarter Fiscal 2022 Highlights

•Total revenue was $56.0 million in the third quarter of fiscal year 2022, a 128% increase compared to $24.6 million for the same period of fiscal 2021.

•Annualized recurring revenue (ARR) increased 131% year-over-year to $237 million as of October 31, 2021.

•Total customer count grew more than 75% year-over-year to over 6,000 customers as of October 31, 2021. Customers with ARR over $100K grew 140% year-over-year to 416 as of October 31, 2021. Dollar-based net revenue retention rate reached a new high of 130%.

•Gross margin: GAAP gross margin was 64% in the third quarter of fiscal year 2022, compared to 58% for the same period of fiscal 2021. Non-GAAP gross margin was 67%, compared to 58% for the same period of fiscal 2021.

•Loss from operations: GAAP loss from operations was $67.4 million in the third quarter of fiscal year 2022 compared to $29.7 million for the same period of fiscal year 2021. Non-GAAP loss from operations was $38.7 million in the third quarter of fiscal year 2022, compared to $25.1 million for the same period of fiscal year 2021.

•Cash, cash equivalents and short-term investments were $1.7 billion as of October 31, 2021, which includes approximately $1.4 billion of net proceeds from our initial public offering and the concurrent private placement after deducting underwriting discounts and commissions.

Financial Outlook
We are providing the following guidance for the fourth quarter of fiscal 2022, ending January 31, 2022, and for the full fiscal year 2022, ending January 31, 2022:

	Q4 FY22 Guidance	Full Year FY22 Guidance
Revenue	$60-61 million	$199-200 million
Non-GAAP gross margin	62-63%	61-62%
Non-GAAP operating margin	(83)-(80)%	(91)-(90)%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation, employer payroll tax on employee stock transactions, and amortization expense of acquired intangible assets. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP gross margin and non-GAAP operating margin is not available without unreasonable effort.

Webcast information
We will host a live audio webcast for analysts and investors to discuss our earnings results for the third quarter of fiscal 2022 and outlook for the fourth quarter of fiscal 2022 and full fiscal year 2022 today, December 7, 2021, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). The live webcast and a recording of the event will be available on the Investor Relations section of our website at investors.sentinelone.com.
We have used, and intend to continue to use, the Investor Relations section of our website at investors.sentinelone.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including statements regarding our future growth, and future financial and operating performance, including our financial outlook for the fourth quarter of fiscal 2022 and full year fiscal 2022, including non-GAAP gross profit and non-GAAP operating margin, business strategy, the COVID-19 pandemic, our reputation and performance in the market, general market trends, and our objectives are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words.

There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; network or security incidents against us; our ability to successfully integrate any acquisitions and strategic investments; defects, errors or vulnerabilities in our platform; risks associated with managing our rapid growth; the continuing impact of the COVID-19 pandemic on our and our customers’ business; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers IT infrastructure; disruptions or other business interruptions that affect the availability of our platform; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; risks of securities class action litigation; general market, political, economic, and business conditions, including those related to the continuing impact of COVID-19.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (“SEC”), including our final prospectus filed with the SEC pursuant to Rule 424(b), dated June 29, 2021, our Quarterly Report on Form 10-Q for our second fiscal quarter of 2022, dated September 10, 2021, our Quarterly Report on Form 10-Q that will be filed for our third fiscal quarter of 2022, and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.

Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

As presented in the “Reconciliation of GAAP to Non-GAAP Financial Information” table below, each of the non-GAAP financial measures excludes one or more of the following items:

Stock-based compensation expense

Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Employer payroll tax on employee stock transactions

Employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise.

Amortization of acquired intangible assets

Amortization of acquired intangible assets expense are tied to the intangible assets that were acquired in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Management excludes the expense associated with intangible assets from non-GAAP measures to allow for a more accurate assessment of our ongoing operations and provides investors with a better comparison of period-over-period operating results.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

We define these non-GAAP financial measures as their respective GAAP measures, excluding the expenses referenced above.We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.

Free Cash Flow

We define free cash flow as cash used in operating activities less purchases of property and equipment and capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Key Business Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Annualized Recurring Revenue

We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription customers and to maintain and expand our relationship with existing subscription customers. ARR represents the annualized revenue run rate of our subscription contracts at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under subscription contracts with us.

Customers with ARR of $100,000 or More

We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count MSPs, MSSPs, MDRs, and OEMs, who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers.

Dollar-Based Net Retention Rate

We believe that our ability to retain and expand our revenue generated from our existing customers is an indicator of the long-term value of our customer relationships and our potential future business opportunities. Dollar-based net retention rate measures the percentage change in our ARR derived from our customer base at a point in time. To calculate these metrics, we first determine Prior Period ARR, which is ARR from the population of our customers as of 12 months prior to the end of a particular reporting period. We calculate Net Retention ARR as the total ARR at the end of a particular reporting period from the set of customers that is used to determine Prior Period ARR. Net Retention ARR includes any expansion, and is net of contraction and attrition associated with that set of customers. NRR is the quotient obtained by dividing Net Retention ARR by Prior Period ARR.

Source String: SentinelOne
Category: Investors

Contact
Investor relations:
Doug Clark
E: investors@sentinelone.com
Press:
Jake Schuster
fama PR for SentinelOne
P: 617-986-5000
E: S1@famapr.com

SENTINELONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31,	January 31,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$1,664,866	$395,472
Short-term investments	378	364
Accounts receivable, net	68,913	39,315
Deferred contract acquisition costs, current	20,451	14,733
Prepaid expenses and other current assets	18,286	14,173
Total current assets	1,772,894	464,057
Property and equipment, net	23,686	13,373
Operating lease right-of-use assets	24,337	18,026
Deferred contract acquisition costs, non-current	30,107	21,940
Intangible assets, net	16,376	470
Goodwill	108,193	—
Other assets	5,401	2,694
Total assets	$1,980,994	$520,560
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$7,486	$11,822
Accrued liabilities	14,477	3,671
Accrued payroll and benefits	39,472	20,134
Operating lease liabilities, current	4,384	3,634
Deferred revenue, current	139,393	89,645
Total current liabilities	205,212	128,906
Deferred revenue, non-current	67,520	52,190
Long-term debt	—	19,621
Operating lease liabilities, non-current	25,246	18,839
Other liabilities	4,070	401
Total liabilities	302,048	219,957
Redeemable convertible preferred stock	—	621,139
Stockholders’equity (deficit):
Preferred stock	—	—
Class A common stock	11	—
Class B common stock	6	2
Additional paid-in capital	2,228,438	29,869
Accumulated other comprehensive income	455	165
Accumulated deficit	(549,964)	(350,572)
Total stockholders’ equity (deficit)	1,678,946	(320,536)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,980,994	$520,560

SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenue	$56,018	$24,557	$139,163	$63,188
Cost of revenue	20,357	10,341	57,428	25,497
Gross profit	35,661	14,216	81,735	37,691
Operating expenses:
Research and development	34,773	14,925	93,630	42,266
Sales and marketing	41,311	19,974	118,461	54,027
General and administrative	26,951	9,003	65,785	19,874
Total operating expenses	103,035	43,902	277,876	116,167
Loss from operations	(67,374)	(29,686)	(196,141)	(78,476)
Interest income	99	10	143	206
Interest expense	(3)	(312)	(785)	(1,089)
Other income (expense), net	(1,055)	(111)	(2,021)	(122)
Loss before provision for income taxes	(68,333)	(30,099)	(198,804)	(79,481)
Provision for income taxes	262	57	588	251
Net loss	$(68,595)	$(30,156)	$(199,392)	$(79,732)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.26)	$(0.85)	$(1.39)	$(2.30)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	262,999,535	35,646,513	143,199,215	34,705,426

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$1,202	$66	$2,425	$201
Research and development	9,035	443	24,997	3,467
Sales and marketing	4,848	985	10,800	2,052
General and administrative	12,277	3,101	23,970	4,114
Total stock-based compensation expense	$27,362	$4,595	$62,192	$9,834

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2021	2020
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(199,392)	$(79,732)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,862	2,026
Amortization of deferred contract acquisition costs	14,551	7,703
Non-cash operating lease costs	2,180	2,391
Stock-based compensation expense	62,193	9,834
Other	849	235
Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivable	(26,322)	4,302
Prepaid expenses and other assets	(6,916)	(1,802)
Deferred contract acquisition costs	(28,436)	(13,710)
Accounts payable	(5,658)	2,743
Accrued liabilities	9,900	1,704
Accrued payroll and benefits	19,774	1,827
Operating lease liabilities	(2,288)	(2,713)
Deferred revenue	60,037	21,916
Other liabilities	3,663	—
Net cash used in operating activities	(90,003)	(43,276)
CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,268)	(1,634)
Purchases of intangible assets	(520)	(182)
Capitalization of internal-use software	(4,733)	(2,130)
Cash paid for acquisition, net of cash and restricted cash acquired	(3,449)	—
Net cash used in investing activities	(11,970)	(3,946)
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from initial public offering and private placements, net of underwriting discounts and commissions	1,388,562	—
Proceeds from issuance of Series E redeemable convertible preferred stock, net of issuance costs	—	152,539
Proceeds from issuance of Series F redeemable convertible preferred stock, net of issuance costs	—	266,774
Payments of deferred offering costs	(7,416)	—
Proceeds from revolving line of credit	—	19,857
Repayment of debt	(20,000)	(20,000)
Proceeds from exercise of stock options	8,630	2,996
Net cash provided by financing activities	1,369,776	422,166
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,146	(18)
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	1,268,949	374,926
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period	399,112	47,680
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period	$1,668,061	$422,606

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cost of revenue reconciliation:
GAAP cost of revenue	$20,357	$10,341	$57,428	$25,497
Stock-based compensation	(1,202)	(66)	(2,425)	(201)
Amortization of acquired intangible assets	(558)	—	(1,607)	—
Non-GAAP cost of revenue	$18,597	$10,275	$53,396	$25,296
Gross profit reconciliation:
GAAP gross profit	$35,661	$14,216	$81,735	$37,691
Stock-based compensation	1,202	66	2,425	201
Amortization of acquired intangible assets	558	—	1,607	—
Non-GAAP gross profit	$37,421	$14,282	$85,767	$37,892
Gross margin reconciliation:
GAAP gross margin	63.7%	57.9%	58.7%	59.6%
Stock-based compensation	2.1%	0.3%	1.7%	0.3%
Amortization of acquired intangible assets	1.0%	—%	1.2%	—%
Non-GAAP gross margin	66.8%	58.2%	61.6%	60.0%
Research and development expenses reconciliation:
GAAP research and development expenses	$34,773	$14,925	$93,630	$42,266
Stock-based compensation	(9,035)	(443)	(24,997)	(3,467)
Employer payroll tax on employee stock transactions	(47)	—	(47)	—
Non-GAAP research and development expenses	$25,691	$14,482	$68,586	$38,799
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$41,311	$19,974	$118,461	$54,027
Stock-based compensation	(4,848)	(985)	(10,800)	(2,052)
Employer payroll tax on employee stock transactions	(285)	—	(285)	—
Amortization of acquired intangible assets	(190)	—	(545)	—
Non-GAAP sales and marketing expenses	$35,988	$18,989	$106,831	$51,975
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$26,951	$9,003	$65,785	$19,874
Stock-based compensation	(12,277)	(3,101)	(23,970)	(4,114)
Employer payroll tax on employee stock transactions	(187)	—	(187)	—
Amortization of acquired intangible assets	(18)	—	(54)	—
Non-GAAP general and administrative expenses	$14,469	$5,902	$41,574	$15,760
Operating loss reconciliation:
GAAP operating loss	$(67,374)	$(29,686)	$(196,141)	$(78,476)
Stock-based compensation	27,362	4,595	62,192	9,834
Employer payroll tax on employee stock transactions	519	—	519	—
Amortization of acquired intangible assets	766	—	2,206	—
Non-GAAP operating loss	$(38,727)	$(25,091)	$(131,224)	$(68,642)

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Operating margin reconciliation:
GAAP operating margin	(120.3)%	(120.9)%	(140.9)%	(124.2)%
Stock-based compensation	48.8%	18.7%	44.7%	15.6%
Employer payroll tax on employee stock transactions	0.9%	—%	0.4%	—%
Amortization of acquired intangible assets	1.4%	—%	1.6%	—%
Non-GAAP operating margin	(69.1)%	(102.2)%	(94.3)%	(108.6)%
Net loss reconciliation:
GAAP net loss	$(68,595)	$(30,156)	$(199,392)	$(79,732)
Stock-based compensation	27,362	4,595	62,192	9,834
Employer payroll tax on employee stock transactions	519	—	519	—
Amortization of acquired intangible assets	766	—	2,206	—
Non-GAAP net loss	$(39,948)	$(25,561)	$(134,475)	$(69,898)
Basic and diluted EPS reconciliation:
GAAP loss per share, basic and diluted	$(0.26)	$(0.85)	$(1.39)	$(2.30)
Stock-based compensation	0.10	0.13	0.43	0.28
Employer payroll tax on employee stock transactions	—	—	—	—
Amortization of acquired intangible assets	—	—	0.02	—
Non-GAAP loss per share basic and diluted	$(0.15)	$(0.72)	$(0.94)	$(2.01)

SENTINELONE, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
(unaudited)

Reconciliation of cash used in operating activities to free cash flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
GAAP net cash used in operating activities	$(17,212)	$(17,769)	$(90,003)	$(43,276)
Less: Purchases of property and equipment	(1,583)	(1,233)	(3,268)	(1,634)
Less: Capitalized internal-use software	(1,881)	(838)	(4,733)	(2,130)
Free cash flow	$(20,676)	$(19,840)	$(98,004)	$(47,040)
Net cash used in investing activities	$(3,984)	$(2,127)	$(11,970)	$(3,946)
Net cash provided by financing activities	$454	$268,870	$1,369,776	$422,166